UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 14, 2014

                           DIVERSIFIED RESOURCES. INC.
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             (Exact name of registrant as specified in its charter)

         Nevada                          None                   98-0687026
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(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)
                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)

            Registrant's telephone number, including area code: (303) 797-5417
                                                                --------------

                                       N/A
                   ------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR240.13e-4(c))

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 Item 2.01     Completion of Acquisition or Disposition of Assets

     On October 7, 2014 Diversified acquired approximately 98% of the outstanding shares of BIYA Operating, Inc. an independent oil and gas company, for cash of approximately $200,000, 900,000 restricted shares of Diversified's common stock, a promissory note in the principal amount of approximately $1,800,000 (subject to adjustment for unknown liabilities) and the assumption of liabilities of the independent oil and gas company in the approximate amount of $2,000,000 . The note will be effective when certain leases covering Indian tribal lands have been issued. The note will bear interest at 5% a year and will be payable in October 2016.

     The assets of the independent oil and gas company consist of:

     o 48 producing oil and gas wells, all of which will be operated by Diversified;

     o    leases covering approximately 10,400 gross and net acres; and

     o    miscellaneous equipment.

     As a result of the acquisition, Diversified has:

     o an average working interest of approximately 100% (80% net revenue interest) in the 48 producing wells; and

     o an average 100% working interest (80% net revenue interest) in the oil and gas leases.

     The oil and gas properties are located in the Horseshoe-Gallup field in San Juan County, New Mexico.

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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 16, 2014

                                    DIVERSIFIED RESOURCES, INC.


                                    By:/s/ Paul Laird
                                       ---------------------------------
                                       Paul Laird, Chief Executive Officer










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